                                                                    Exhibit 99.7

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                            HUB INTERNATIONAL LIMITED

                               GUARANTY AGREEMENT

                                   relating to

       5.71% Amended and Restated Series A Senior Notes due April 4, 2011
       6.16% Amended and Restated Series B Senior Notes due June 15, 2013
                                       of
                      HUB INTERNATIONAL LIMITED PARTNERSHIP

                            Dated as of April 4, 2006

================================================================================

                                TABLE OF CONTENTS
                          (Not a part of the Agreement)

SECTION                              HEADING                                PAGE
-------                              -------                                ----
SECTION 1. DEFINITIONS...................................................     1

SECTION 2. GUARANTY......................................................     4
   Section 2.1.  Guarantee of Payment and Performance of Obligations.....     4
   Section 2.2.  Obligations Absolute....................................     5
   Section 2.3.  Waiver..................................................     5
   Section 2.4.  Obligations Unimpaired..................................     6
   Section 2.5.  Subrogation; Subordination..............................     6
   Section 2.6.  Reinstatement of Guaranty...............................     7

SECTION 3. AFFIRMATIVE COVENANTS.........................................     7
   Section 3.1.  Financial and Business Information......................     7
   Section 3.2.  Compliance with Law.....................................    10
   Section 3.3.  Insurance...............................................    10
   Section 3.4.  Maintenance of Properties...............................    10
   Section 3.5.  Payment of Taxes and Claims.............................    11
   Section 3.6.  Corporate Existence, Etc................................    11
   Section 3.7.  Notes to Rank Pari Passu................................    11

SECTION 4. NEGATIVE COVENANTS............................................    11
   Section 4.1.  Nature of Business......................................    11
   Section 4.2.  Transactions with Affiliates............................    12
   Section 4.3.  Most Favored Lender Status..............................    12
   Section 4.4.  Purchase of Notes.......................................    12
   Section 4.5.  Defaults under Amended and Restated Note Purchase
                 Agreements..............................................    13

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANY..........    13
   Section 5.1.  Organization; Power and Authority.......................    13
   Section 5.2.  Authorization, Etc......................................    13
   Section 5.3.  Disclosure..............................................    13
   Section 5.4.  Organization and Ownership of Shares of Subsidiaries....    14
   Section 5.5.  Financial Statements....................................    14
   Section 5.6.  Compliance with Laws, Other Instruments, Etc............    14
   Section 5.7.  Governmental Authorizations, Etc........................    15
   Section 5.8.  Litigation; Observance of Agreements, Statutes and
                 Orders..................................................    15
   Section 5.9.  Taxes...................................................    15
   Section 5.10. Title to Property; Leases...............................    16


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
   Section 5.11. Licenses, Permits, Etc..................................    16
   Section 5.12. Compliance with ERISA...................................    16
   Section 5.13. Private Offering by the Parent Company..................    17
   Section 5.14. [Intentionally Omitted].................................    18
   Section 5.15. Existing Debt; Future Liens.............................    18
   Section 5.16. Foreign Assets Control Regulations, Etc.................    18
   Section 5.17. Status under Certain Statutes...........................    18
   Section 5.18. Environmental Matters...................................    18
   Section 5.19. Guaranty Ranks Pari Passu...............................    19
   Section 5.20. Permitted Senior Indebtedness...........................    19

SECTION 6. PAYMENTS FREE AND CLEAR OF TAXES..............................    19

SECTION 7. EXPENSES, ETC.................................................    21
   Section 7.1.  Transaction Expenses....................................    21
   Section 7.2.  Survival................................................    21

SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
           AGREEMENT.....................................................    22

SECTION 9. AMENDMENT AND WAIVER..........................................    22
   Section 9.1.  Requirements............................................    22
   Section 9.2.  Solicitation of Holders of Notes........................    22
   Section 9.3.  Binding Effect, Etc.....................................    22
   Section 9.4.  Notes Held by Parent Company, Etc.......................    23

SECTION 10. NOTICES......................................................    23

SECTION 11. REPRODUCTION OF DOCUMENTS....................................    23

SECTION 12. SUBMISSION TO JURISDICTION, JUDGMENTS, ETC...................    24
   Section 12.1. Submission to Jurisdiction..............................    24
   Section 12.2. Judgments...............................................    24

SECTION 13. MISCELLANEOUS................................................    25
   Section 13.1. Successors and Assigns..................................    25
   Section 13.2. Payments Due on Non-Business Days.......................    25
   Section 13.3. Severability............................................    25
   Section 13.4. Construction............................................    25
   Section 13.5. Counterparts............................................    25
   Section 13.6. Currency................................................    25
   Section 13.7. Governing Law...........................................    25

   Section 13.8. Opinions................................................    26

Attachments to the Guaranty Agreement:

SCHEDULE 5.3 -- Disclosure Materials
SCHEDULE 5.4 -- Subsidiaries of the Parent Company and Ownership of Subsidiary
                Shares
SCHEDULE 5.5 -- Financial Statements

                               GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this "Guaranty") is entered into as of April 4, 2006 by HUB INTERNATIONAL LIMITED, a Canadian corporation (the "Parent Company"), in favor of and for the benefit of the Noteholders (as defined below).

     WHEREAS, concurrently herewith, Hub International Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the "Issuer"), is entering into those certain Amended and Restated Note Purchase Agreements, each dated as of April 4, 2006 (as further amended, restated or otherwise modified, the "Amended and Restated Note Purchase Agreements"), with the persons named in the Schedule A thereto (together with their respective successors and assigns, the "Noteholders") under which the 5.71% Series A Senior Notes due June 15, 2010 in the aggregate principal amount of $10,000,000 (the "Existing Series A Notes") and the 6.16% Series B Senior Notes due June 15, 2013 in the aggregate principal amount of $55,000,000 (the "Existing Series B Notes"; said Existing Series B Notes, together with the Existing Series A Notes, being hereinafter collectively referred to as the "Existing Notes") of the Parent Company which were issued pursuant to the Note Purchase Agreements dated as of June 1, 2003 (the "Existing Note Agreement") will be exchanged for the 5.71% Amended and Restated Series A Senior Notes due April 4 2011 in the aggregate principal amount of $10,000,000 (the "Amended and Restated Series A Notes") and the 6.16% Amended and Restated Series B Senior Notes due June 15, 2013 in the aggregate principal amount of $55,000,000 (the "Amended and Restated Series B Notes"; said Amended and Restated Series B Notes, together with the Amended and Restated Series A Notes, being hereinafter collectively referred to as the "Notes") of the Issuer;

     WHEREAS, as a condition precedent to their willingness to permit the Parent Company to surrender its Existing Notes in exchange for the Notes of the Issuer, the Noteholders have required, among other things, that the Parent Company execute this Guaranty for the benefit of the Noteholders.

     NOW THEREFORE, for value received, to satisfy one of the conditions precedent to surrender of the Existing Notes of the Parent Company in exchange for the Notes of the Issuer, to induce any transferee of any Note to accept the transfer of all or any part of any Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parent Company agrees as follows:

SECTION 1. DEFINITIONS.

     Capitalized terms used herein and not otherwise defined have the meanings given in the Amended and Restated Note Purchase Agreements. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Amended and Restated Note Purchase Agreements" shall have the meaning given in the recitals hereto.

     "Amended and Restated Series A Notes" shall have the meaning given in the recitals hereto.

     "Amended and Restated Series B Notes" shall have the meaning given in the recitals hereto.

     "Anti-Terrorism Order" shall mean Executive Order No. 13,224 66 Fed Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

     "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the Federal Bankruptcy Code or any similar law of Canada or any province thereof.

     "Environmental Laws" shall mean any and all Canadian or U.S. federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Company under Section 414 of the Code.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Existing Note Agreements" shall have the meaning given in the recitals hereto.

     "Existing Notes" shall have the meaning given in the recitals hereto.

     "Existing Series A Notes" shall have the meaning given in the recitals hereto.

     "Existing Series B Notes" shall have the meaning given in the recitals hereto.

     "Forms" is defined in Section 6.

     "Governmental Authority" shall mean

          (a) the government of

               (1) the United States of America, Canada or any State or Province or other political subdivision thereof, or

               (2) any jurisdiction in which the Parent Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranteed Obligations" shall have the meaning given in Section 2.1.

     "Guaranty" shall mean this Guaranty, as amended, restated or otherwise modified from time to time.

     "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Issuer" shall have the meaning given in the recitals hereto.

     "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Parent Company and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Company and its Subsidiaries taken as a whole, or (b) the ability of the Parent Company to perform its obligations under this Guaranty or the ability of the Issuer to perform its obligations under the Amended and Restated Note Purchase Agreements and the Notes, or (c) the validity or enforceability of this Guaranty, the Amended and Restated Note Purchase Agreements or the Notes.

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Noteholders" shall have the meaning given in the recitals hereto.

     "Notes" shall have the meaning given in the recitals hereto.

     "Parent Company" shall mean Hub International Limited, a Canadian corporation and any Successor Entity.

     "Patriot Act" shall means Public Law 107-56 of the United States of America, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Plan" shall mean an "employee benefit plan" subject to Title IV of ERISA or Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Company or any ERISA Affiliate or with respect to which the Parent Company or any ERISA Affiliate could reasonably be expected to have any liability.

     "Relevant Tax" is defined in Section 6.

     "Resident Country" is defined in Section 6.

     "Tax Indemnity Amounts" is defined in Section 6.

     "Taxing Jurisdiction" is defined in Section 6.

SECTION 2. GUARANTY.

     Section 2.1. Guarantee of Payment and Performance of Obligations. The Parent Company hereby irrevocably, unconditionally and jointly and severally guarantees to each Noteholder the due and punctual payment in full of (i) the principal of, Make-Whole Amount, if any, and interest on (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (ii) any other sums which may become due under the terms and provisions of the Amended and Restated Note Purchase Agreements or the Notes (all such obligations described in clauses
(i) and (ii) above are herein called the "Guaranteed Obligations"). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Issuer or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever. In the event that the Issuer shall fail so to pay any of the Guaranteed Obligations, the Parent Company agrees to pay the same when due to the Noteholders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Notes and the Amended and Restated Note Purchase Agreements. Each default in payment of principal of, Make-Whole Amount, if any, or interest on any Note shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Parent Company hereby agrees that the Notes issued in connection with the Amended and Restated Note Purchase Agreements may make reference to this Guaranty.

     The Parent Company hereby agrees to pay and to indemnify and save each Noteholder harmless from and against any damage, loss, cost or expense (including attorneys' fees) which such Noteholder may incur or be subject to as a consequence, direct or indirect, of (i) any breach by the Parent Company or the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty, the Notes or the Amended and Restated Note Purchase Agreements, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (ii) any legal action commenced to challenge the validity or enforceability of this Guaranty, the Notes or the Amended and Restated Note Purchase Agreements.

     Section 2.2. Obligations Absolute. The obligations of the Parent Company hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes or of the Amended and Restated Note Purchase Agreements, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Parent Company may have against the Issuer or any Noteholder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Parent Company shall have any knowledge or notice thereof), including, without limitation: (a) any amendment, modification of or supplement to the Amended and Restated Note Purchase Agreements or the Notes (except that the obligations of the Parent Company hereunder shall apply to the Amended and Restated Note Purchase Agreements or the Notes as so amended, modified or supplemented) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes;
(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or in respect of the Amended and Restated Note Purchase Agreements; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property;
(d) any merger, amalgamation or consolidation of any of the Parent Company or any of its Subsidiaries with any other Subsidiary or with any other entity or any sale, lease or transfer of any or all of the assets of the Parent Company or any of its Subsidiaries to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with the Parent Company; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Parent Company covenants that its obligations hereunder will not be discharged except by payment in full of all of the Guaranteed Obligations.

     Section 2.3. Waiver. The Parent Company unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by the Issuer in the payment of any amounts due under the Notes or the Amended and Restated Note Purchase Agreements, and of any of the matters referred to in Section 2.2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of each Noteholder against the Parent Company, including, without limitation, presentment to or demand for payment from the Issuer or the Parent Company with respect to any Note, notice to the Issuer or the Parent Company of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer; (c) any right to the enforcement, assertion or exercise by any Noteholder of any right, power or remedy conferred in this Guaranty, the Amended and Restated Note Purchase Agreements or the Notes; (d) any requirement or diligence on the part of any Noteholder; and (e) any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Parent Company or which might otherwise operate as a discharge of the Parent Company.

     Section 2.4. Obligations Unimpaired. The Parent Company authorizes the Noteholders, without notice or demand to the Parent Company and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of the Notes or the Amended and Restated Note Purchase Agreements or any other instrument referred to therein; (b) to take and hold security for the payment of the Notes, for the performance of this Guaranty or otherwise for the Debt guaranteed hereby and to exchange, enforce, waive and release any such security; (c) to apply any such security and to direct the order or manner of sale thereof as the Noteholders in their sole discretion may determine; (d) to obtain additional or substitute endorsers or guarantors; (e) to exercise or refrain from exercising any rights against the Parent Company and others; and (f) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes and any other Guaranteed Obligations. The Parent Company waives any right to require the Noteholders to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, the Parent Company or any other person or to pursue any other remedy available to such Noteholders.

     Section 2.5. Subrogation; Subordination. (a) Subject to the final sentence of Section 2.5(c) hereof, the Parent Company will not (i) exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or (ii) accept any payment on account of such subrogation rights, or any rights of reimbursement, indemnity or any rights or recourse to any security for the Notes or this Guaranty unless and until all of the obligations, undertakings or conditions to be performed or observed by the Issuer pursuant to the Notes and the Amended and Restated Note Purchase Agreements at the time of the Parent Company's exercise of any such right shall have been performed, observed or paid in full.

     (b) For a period of one hundred eighty (180) days after the payment in full of the Guaranteed Obligations, the Parent Company will not, subject to the final sentence of Section 2.5(c) hereof, exercise (x) any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether statutory or otherwise) to the claims of the Noteholders against the Issuer or any other guarantor of the Guaranteed Obligations (each referred to herein as the "Other Party") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty; (y) any right to enforce any other remedy which the Noteholders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Guaranteed Obligations; and (z) any claims (as such term is defined in the Bankruptcy Code) it may at any time otherwise have against any Other Party arising from any transaction whatsoever, including without limitation its right to assert or enforce any such claims.

     (c) The Parent Company hereby subordinates the payment of all Debt and other obligations of the Issuer or any Other Party owing to the Parent Company, whether now existing or hereafter arising, including, without limitation, all rights and claims described in Sections 2.5(a) and (b) hereof, to the indefeasible payment in full of all Guaranteed Obligations. If the Required Holders so request, any such Debt or other obligations shall be enforced and performance received by the Parent Company as trustee for the Noteholders and the proceeds thereof shall be paid over to the Noteholders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, as may be directed by Required Holders, but without reducing or affecting in any manner the liability of the Parent Company under this Guaranty.

     (d) If any amount or other payment is made to or accepted by the Parent Company in violation of the preceding Sections 2.5(a), (b) or (c), such amount shall be deemed to have been paid to the Parent Company for the benefit of, and held in trust for the benefit of, the Noteholders and shall be paid over to the Noteholders, in the form received (together with any necessary endorsements), promptly upon request therefor, to be applied to the Guaranteed Obligations, whether matured or unmatured, in such order as may be directed by the Required Holders. The Parent Company acknowledges that it will receive benefits from the exchange of the Existing Notes for the Notes and the reorganization of the Parent Company and its Subsidiaries contemplated by the Amended and Restated Note Purchase Agreements and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

     Section 2.6. Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Noteholder for principal, Make-Whole Amount, if any, or interest on the Notes or any of the other Guaranteed Obligations is rescinded or must otherwise be restored or returned by such Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Noteholder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer of a case or proceeding under a bankruptcy or insolvency law, for purposes of this Guaranty and the Parent Company's obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Noteholders had accelerated the same in accordance with the terms of the Amended and Restated Note Purchase Agreements, and the Parent Company shall forthwith pay such accelerated principal amount, accrued interest and Make-Whole Amount, if any, thereon and any other amounts guaranteed hereunder.

SECTION 3. AFFIRMATIVE COVENANTS.

     The Parent Company covenants that so long as any of the Notes are outstanding:

     Section 3.1. Financial and Business Information. The Parent Company shall deliver to each Noteholder that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Parent Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

               (1) a consolidated balance sheet of the Parent Company and its Subsidiaries as at the end of such quarter, and

               (2) consolidated statements of earnings, retained earnings and cash flows of the Parent Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Company as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 3.1(a);

          (b) Annual Statements -- within 120 days after the end of each fiscal year of the Parent Company, duplicate copies of,

               (1) a consolidated balance sheet of the Parent Company and its Subsidiaries, as at the end of such year, and

               (2) consolidated statements of earnings, retained earnings and cash flows of the Parent Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in Canada and the United States, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that delivery within the time period specified above of the Parent Company's Annual Report on Form 10-K for such fiscal year (together with the Parent Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 of the Exchange
          Act) prepared in compliance with requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 3.1(b);

          (c) OSC, SEC and Other Reports -- promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Parent Company or any Subsidiary to public securities holders generally, and (2) each regular or periodic report, each registration statement that has become effective (without exhibits except as expressly requested by a Noteholder), and each final prospectus and all amendments thereto filed by the Parent Company or any Subsidiary with the Ontario Securities Commission or provincial securities regulatory authorities or the Securities and Exchange Commission and of all press releases and other statements made available generally by the Parent Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer of the Issuer or the Parent Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g) of the Amended and Restated Note Purchase Agreements, a written notice specifying the nature and period of existence thereof and what action the Parent Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within ten days after a Responsible Officer of the Issuer or the Parent Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Company or an ERISA Affiliate proposes to take with respect thereto:

               (1) with respect to any Plan, any reportable event, as defined in
          Section 4043(c) of ERISA, for which notice thereof has not been waived pursuant to the applicable regulations if such reportable event could reasonably be expected to have a Material Adverse Effect, it being agreed that an event required to be reported pursuant to Department of Labor Regulation Section 4043.25, 4043.26 or 4043.33 shall, in any event, be subject to the notice requirement of this Section 3.1(e)(1); or

               (2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (3) any event, transaction or condition that could result in the incurrence of any liability by the Parent Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Company or any Subsidiary from any Federal, state or provincial Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Company or any of its Subsidiaries or relating to the ability of the Parent Company to perform its obligations hereunder or the Issuer to perform its obligations under the Amended and Restated Note Purchase Agreements or the Notes as from time to time may be reasonably requested by any Noteholder.

The Parent Company authorizes its independent chartered accountants to discuss the affairs, finances and accounts of the Parent Company and its Subsidiaries with the representatives of the Noteholders as provided in Section 7.3(b) of the Amended and Restated Note Purchase Agreements.

     Section 3.2. Compliance with Law. The Parent Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, the Parent Company will, and will cause each of its Subsidiaries to, not be a Person described in Section 1 of the Anti-Terrorism Order, and not engage in any dealings or transactions, or otherwise be associated, with any such Person.

     Section 3.3. Insurance. The Parent Company will, and will cause each of its Subsidiaries to, maintain, with insurers reasonably determined by the Parent Company in good faith to be financially sound and reputable, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 3.4. Maintenance of Properties. The Parent Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 3.5. Payment of Taxes and Claims. The Parent Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Company or any Subsidiary, provided that neither the Parent Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Parent Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 3.6. Corporate Existence, Etc. The Parent Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4, 10.5 and 10.7 of the Amended and Restated Note Purchase Agreements, the Parent Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged, consolidated or amalgamated into or with the Parent Company or another Subsidiary) and all rights and franchises of the Parent Company and its Subsidiaries unless, in the good faith judgment of the Parent Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.7. Notes to Rank Pari Passu. The obligations of the Parent Company under this Guaranty are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Debt (actual or contingent) of the Parent Company.

SECTION 4. NEGATIVE COVENANTS.

     The Parent Company covenants that so long as any of the Notes are outstanding:

     Section 4.1. Nature of Business. The Parent Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Parent Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent Company and its Subsidiaries, taken as a whole, are engaged on the Effective Date.

     Section 4.2. Transactions with Affiliates. The Parent Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 4.3. Most Favored Lender Status. The Parent Company will not, and will not permit any Subsidiary to, enter into, assume or otherwise become bound or obligated under any agreement evidencing, securing, guaranteeing or otherwise relating to Designated Debt that contains, or amend any such agreement to contain, one or more Additional Covenants or Additional Defaults, unless the Parent Company or such Subsidiary has offered to make an amendment to this Guaranty and the Amended and Restated Note Purchase Agreements, in form and substance satisfactory to the Required Holders, to add to or amend this Guaranty and the Amended and Restated Note Purchase Agreements to contain such Additional Covenants or Additional Defaults; provided, however, in the event that the Parent Company or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under, or so amends, any such agreement without making such offer, or if such offer was made and has not been rejected by the Required Holders, this Guaranty and the Amended and Restated Note Purchase Agreements shall, without any further action on the part of the Parent Company, the Issuer or any of the Noteholders, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Parent Company further covenants to, and to cause each of its Subsidiaries to, promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the Noteholders) an amendment to this Guaranty and the Amended and Restated Note Purchase Agreements in form and substance satisfactory to the Required Holders evidencing the amendments of this Guaranty and the Amended and Restated Note Purchase Agreements to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendments shall not be a precondition to the effectiveness of such amendment as provided for in this Section 4.3, but shall merely be for the convenience of the parties hereto.

     Section 4.4. Purchase of Notes. The Parent Company will not, and will not permit any Subsidiary to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except pursuant to an offer to purchase made by the Parent Company or a Subsidiary pro rata to the Noteholders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each Noteholder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the Noteholders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Parent Company shall, or shall cause such Subsidiary to, promptly notify the remaining Noteholders of such fact and the expiration date for the acceptance by Noteholders of Notes of such offer shall be extended by the number of days necessary to give each such remaining Noteholder at least 10 Business Days from its receipt of such notice to accept such offer.

     Section 4.5. Defaults under Amended and Restated Note Purchase Agreements. The Parent Company will not, and will not permit any Subsidiary to, take or fail to take any action if the taking or failing to take such action would cause a Default or an Event of Default to occur or continue to exist under the Amended and Restated Note Purchase Agreements. Without limiting the generality of the foregoing, the Parent Company will, and will cause each of its Subsidiaries to, take, or refrain from taking, any action, as from time to time requested by the Issuer, in order to enable the Issuer to cause the Parent Company and its Subsidiaries to comply with the provisions of Sections 7, 9, 10 and 11 of the Amended and Restated Note Purchase Agreements.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANY.

     The Parent Company represents and warrants to each Noteholder that:

     Section 5.1. Organization; Power and Authority. The Parent Company is a corporation duly incorporated and validly existing under the laws of Canada, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

     Section 5.2. Authorization, Etc. This Guaranty has been duly authorized by all necessary corporate action on the part of the Parent Company, and this Guaranty constitutes, a legal, valid and binding obligation of the Parent Company enforceable against the Parent Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. Except as disclosed in Schedule 5.3, this Guaranty, the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Parent Company or the Issuer in connection with the transactions contemplated by the Amended and Restated Note Purchase Agreements and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Parent Company or any Subsidiary except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to each Noteholder by or on behalf of the Parent Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a)
Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Parent Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its share capital or similar equity interests outstanding owned by the Parent Company and each other Subsidiary and, as of the Effective Date, whether such Subsidiary is a Material Subsidiary, (2) of the Parent Company's Affiliates, other than Subsidiaries, and (3) of the Parent Company's directors and senior officers.

     (b) All of the outstanding share capital or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the Amended and Restated Note Purchase Agreements, the Notes, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law and insurance regulatory statutes or other statutes governing the organization of legal entities) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Company or any of its Subsidiaries that owns any outstanding share capital or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Parent Company has delivered to each Noteholder copies of the financial statements of the Parent Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Parent Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Parent Company of this Guaranty and the consummation of the Reorganization will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Parent Company or any Subsidiary is bound or by which the Parent Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent Company of this Guaranty or the consummation of the Reorganization, other than those consents, approvals or authorizations obtained and those registrations, filings or declarations made on or before the Effective Date.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in the financial statements described in Schedule 5.5, there are no actions, suits or other proceedings pending or, to the knowledge of the Parent Company, threatened against or affecting the Parent Company or any Subsidiary or any property of the Parent Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Parent Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Parent Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Parent Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Company and its Subsidiaries in respect of United States and Canadian federal, state, provincial or other taxes for all fiscal periods are adequate. The Canadian federal and provincial income tax liabilities of the Parent Company and its Subsidiaries have been determined by the Canadian Customs and

Revenue Agency and corresponding provincial taxing authorities by the issuance of notices of assessment for all fiscal years up to and including the fiscal year ended December 31, 2004, and the Parent Company and its Subsidiaries have paid any taxes indicated to be owing on such notices of assessment. The United States federal income tax liabilities of the Parent Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2004.

     Section 5.10. Title to Property; Leases. The Parent Company and its Subsidiaries have good and sufficient title to their respective properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Guaranty. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. Except as disclosed in the financial statements described in Schedule 5.5,

          (a) the Parent Company and its Subsidiaries own, possess or are licensed to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Parent Company, no product of the Parent Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

          (c) to the best knowledge of the Parent Company, there is no Material violation by any Person of any right of the Parent Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by the Parent Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) All Canadian pension plans of the Parent Company and its Subsidiaries have been established, operated, administered and maintained in compliance with all applicable laws, regulations and orders applicable thereto except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Canadian pension plan documents or applicable laws have been paid or accrued as required, except where the failure to pay such premiums, contributions and amounts could not reasonably be expected to have a Material Adverse Effect.

     (b) The Parent Company and each ERISA Affiliate have operated and administered each employee benefit plan (as defined in Section 3(3) of ERISA) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (c) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in
Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

     (d) The Parent Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (e) The expected post-retirement benefit obligation (determined as of the last day of the Parent Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Parent Company and its Subsidiaries is not Material.

     (f) The execution and delivery of this Guaranty will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code for which an exemption is not available. The representation by the Parent Company in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of each Noteholder's representation in Section 6.2 of the Amended and Restated Note Purchase Agreements.

     Section 5.13. Private Offering by the Parent Company. Neither the Parent Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Noteholders and not more than 45 other Institutional Investors of the types described in clause (c) of the definition thereof, each of which has been offered the Notes at a private sale for investment. Neither the Parent Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act or the prospectus and registration requirements of securities legislation of any of the provinces or territories of Canada.

     Section 5.14. [Intentionally Omitted].

     Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, the financial statements described therein, the financial statements described in Schedule 5.5 set forth a complete and correct list of all outstanding Debt of the Parent Company and its Subsidiaries as of December 31, 2005 since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Parent Company or its Subsidiaries. Neither the Parent Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Parent Company or such Subsidiary and no event or condition exists with respect to any Debt of the Parent Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in the financial statements described in Schedule 5.5, neither the Parent Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3 of the Note Purchase Agreement.

     Section 5.16. Foreign Assets Control Regulations, Etc. The Parent Company's execution, delivery and performance of this Guaranty and the consummation of the Reorganization will not violate the Anti-Terrorism Order, the Patriot Act or the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Parent Company nor any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Neither the Parent Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Noteholder in writing:

          (a) neither the Parent Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Parent Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Parent Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.19. Guaranty Ranks Pari Passu. The obligations of the Parent Company under this Guaranty rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Parent Company, including, without limitation, all Senior Debt of the Parent Company described in Schedule 5.15.

     Section 5.20. Permitted Senior Indebtedness. The obligations of the Parent Company under this Guaranty constitute Permitted Senior Indebtedness, as defined in the Subordinated Debentures.

SECTION 6. PAYMENTS FREE AND CLEAR OF TAXES.

     (a) The Parent Company, for the benefit of the holders of the Notes, agrees that in the event payments, if any, made by the Parent Company hereunder to any holder of the Notes are subject to any present or future tax, duty, assessment, impost, levy, withholding or other similar charge (a "Relevant Tax") imposed upon such Noteholder by the government of any country or jurisdiction (or any authority or political subdivision therein or thereof) other than any tax based on or measured by net income or capital imposed on any Noteholder by the country in which such Noteholder is a resident for income tax purposes (the "Resident Country"), from or through which payments hereunder or on or in respect of the Notes are actually made (each a "Taxing Jurisdiction"), the Parent Company will pay to such Noteholder such additional amounts ("Tax Indemnity Amounts") as may be necessary in order that the net amounts paid to such Noteholder pursuant to the terms of this Guaranty after imposition of any such Relevant Tax shall be not less than the amounts specified in the Amended and Restated Note Purchase Agreements or the Notes to be then due and payable (after giving effect to the exclusion for Relevant Taxes imposed by the government of the Resident Country), provided that the Parent Company shall not be obliged to pay such Tax Indemnity Amounts to any holder of a Note in respect of Relevant Taxes to the extent such Relevant Taxes exceed the Relevant Taxes that would have been payable:

          (1) had such Noteholder not been a resident of Canada within the meaning of the Income Tax Act (Canada) or not used or held such Note in the course of carrying on a business in Canada within the meaning of the Income Tax Act (Canada); or

          (2) had such Noteholder not dealt with the Parent Company on a non-arm's length basis (within the meaning of the Income Tax Act (Canada)) in connection with any such payment; or

          (3) had such Noteholder not had any connection with such Taxing Jurisdiction or any territory or political subdivision thereof other than the mere holding of a Note (or the receipt of any payments in respect thereof) or activities incidental thereto (including enforcement thereof); or

          (4) but for the delay or failure by such Noteholder (following a written request by the Parent Company) in the filing with an appropriate Governmental Authority or otherwise of forms, certificates, documents, applications or other reasonably required evidence, that is required to be filed by such Noteholder to avoid or reduce such Relevant Taxes and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person (collectively, "Forms") and such delay or failure could have been lawfully avoided by such Noteholder, provided that such Noteholder shall be deemed to have satisfied the requirements of this clause (4) upon the good faith completion and submission of such Forms as may be specified in a written request of the Parent Company no later than 45 days after receipt by such Noteholder of such written request (which written request shall be accompanied by a copy of such Forms and all applicable instructions and, if any such Forms or instructions shall not be in the English language, an English translation thereof);

and provided further that in no event shall the Parent Company be obligated to pay any Tax Indemnity Amount to any holder not resident for income tax purposes in the United States of America or any other jurisdiction in which an original Noteholder is resident for tax purposes on the date of Closing in excess of the amounts that the Company would have been obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for income tax purposes for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction

     (b) Within 60 days after the date of any payment by the Parent Company of any Relevant Tax in respect of any payment under this Guaranty, the Parent Company shall furnish to each holder of a Note the original tax receipt for the payment of such Relevant Tax (or if such original tax receipt is not available, such other evidence as may be acceptable to the holders of the Notes), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

     (c) If the Parent Company has made a payment to or on account of any holder of a Note pursuant to Section 6(a) above and such Noteholder, in such Noteholder's reasonable discretion, determines that it is entitled to a refund of the Relevant Tax to which such payment is attributable from the Governmental Authority to which the payment of the Relevant Tax was made and such refund can be obtained by filing one or more Forms, then (i) such Noteholder shall, as soon as practicable after receiving a written request therefor from the Parent Company (which request shall specify in reasonable detail the Forms to be filed), file such Forms and (ii) upon receipt of such refund, if any, provided no Default or Event of Default then exists, promptly pay over such refund to the Parent Company.

     For the avoidance of doubt, nothing herein shall (a) restrict the right of any holder of the Notes to arrange its tax affairs as it shall deem appropriate or (b) require any holder of the Notes to disclose any information regarding its tax affairs or computations to the Parent Company or any other Person other than as shall be necessary to permit the Parent Company to determine whether the payment of any Tax Indemnity Amount would be required to be made pursuant to the provisions of this Section 6; provided, however, no holder of the Notes shall be obligated to disclose any of its tax returns to the Parent Company or any other Person.

SECTION 7. EXPENSES, ETC.

     Section 7.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Parent Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each holder of the Notes in connection with such transactions and any amendments, waivers or consents under or in respect of this Guaranty or the Amended and Restated Note Purchase Agreements (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Guaranty, or by reason of being a Noteholder, and (b) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Parent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or the Amended and Restated Note Purchase Agreements. The Parent Company will pay, and will save each holder of the Notes harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Person).

     Section 7.2. Survival. The obligations of the Parent Company under this
Section 7 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Guaranty, the Amended and Restated Note Purchase Agreements or the Notes, and the termination of this Guaranty.

SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Guaranty, the purchase or transfer by any subsequent holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of any subsequent Noteholder. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Company pursuant to this Guaranty shall be deemed representations and warranties of the Parent Company under this Guaranty. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between the holders of the Notes and the Parent Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 9. AMENDMENT AND WAIVER.

     Section 9.1. Requirements. This Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Company (except amendments which occur pursuant to Section 4.3 hereof) and any Noteholder or Noteholders of not less than 51% in principal amount of Notes at the time outstanding, except that no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, amend any of Sections 2, 6 or 9 hereof.

     Section 9.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Parent Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Noteholder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Parent Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
Section 9 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Parent Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Noteholder as consideration for or as an inducement to the entering into by such Noteholder of any waiver or amendment of any of the terms and provisions hereof, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Noteholder even if such Noteholder did not consent to such waiver or amendment.

     Section 9.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 9 applies equally to all holders of Notes affected thereby and is binding upon them and upon each future holder of any Note and upon the Parent Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

     Section 9.4. Notes Held by Parent Company, Etc. Solely for the purpose of determining whether the Noteholders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Noteholders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Company or any of its Subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 10. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

          (1) if to a Noteholder as of the Effective Date or its nominee, to such Noteholder or its nominee at the address specified for such communications in Schedule A to the Amended and Restated Note Purchase Agreements, or at such other address as such Noteholder or its nominee shall have specified to the Parent Company in writing,

          (2) if to any other holder of any Note, to such Noteholder at such address as such other holder shall have specified to the Parent Company in writing, or

          (3) if to the Parent Company, to Hub International Limited, 55 East Jackson Boulevard, Chicago, Illinois, 60604, Attention: Marianne Paine, Chief Legal Officer, or at such other address as the Parent Company shall have specified to the holder of each Note in writing.

Notices under this Section 10 will be deemed given only when actually received.

SECTION 11. REPRODUCTION OF DOCUMENTS.

     This Guaranty and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Noteholder on the Effective Date, and
(c) financial statements, certificates and other information previously or hereafter furnished to any holder of the Notes, may be reproduced by such Noteholder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Noteholder may destroy any original document so reproduced.

To the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Noteholder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 11 shall not prohibit the Parent Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 12. SUBMISSION TO JURISDICTION, JUDGMENTS, ETC.

     Section 12.1. Submission to Jurisdiction. The Parent Company hereby irrevocably consents and submits to the non-exclusive jurisdiction of any court located within the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York and irrevocably agrees that all actions or proceedings relating to this Guaranty may be litigated in such courts and the Parent Company irrevocably waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. The Parent Company hereby irrevocably appoints, with respect to any suit or proceeding that may be initiated hereunder, Hub International Northeast, Inc. as the Parent Company's agent for the purpose of accepting service of process within the State of New York and agrees to retain and consents that all such service of process be made by mail or messenger directed to its General Counsel at its office located at 1065 Avenue of the Americas, New York, New York, 10018, with a copy to the Parent Company's Chief Legal Officer at its office located at 55 East Jackson Boulevard, Chicago, Illinois, 60604 or at such other address of Hub International Northeast located in the State of New York, as may be designated by the Parent Company by notice to each Noteholder and that service so made shall be deemed to be completed upon the earlier of actual receipt or three Business Days after the same shall have been posted to the Parent Company. Nothing contained in this Section 12.1 shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Parent Company or to enforce a judgment obtained in the courts of any other jurisdiction.

     Section 12.2. Judgments. Any payment made by the Parent Company to any holder of the Notes or for the account of any such Noteholder in respect of any amount payable by the Parent Company in lawful currency of the United States of America, which payment is made in a foreign currency, whether pursuant to any judgment or order of a court or tribunal or otherwise, shall constitute a discharge of the obligations of the Parent Company only to the extent of the amount of lawful currency of the United States of America which may be purchased with such other foreign currency on the day of payment. The Parent Company shall, as a separate and independent obligation, which shall not be merged in any such judgment or order, pay or cause to be paid the amount payable in lawful currency of the United States of America and not so discharged in accordance with the foregoing.

SECTION 13. MISCELLANEOUS.

     Section 13.1. Successors and Assigns. All covenants and other agreements contained in this Guaranty by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 13.2. Payments Due on Non-Business Days. Anything in this Guaranty to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 13.3. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 13.4. Construction. (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     (b) Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Guaranty, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Guaranty.

     Section 13.5. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 13.6. Currency. All moneys referred to in this Guaranty shall mean money which at the time is lawful money of the United States of America.

     Section 13.7. Governing Law. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 13.8. Opinions. The Parent Company hereby instructs the counsel named in clauses (a) and (c) of Section 4.7 of the Amended and Restated Note Purchase Agreements to deliver to the Noteholders the opinions described therein.

                                    * * * * *

     IN WITNESS WHEREOF, this Guaranty has been duly executed by the Parent Company as of the date first set forth above.

                                        Very truly yours,

                                        HUB INTERNATIONAL LIMITED


                                        By: /s/ Marianne D. Paine
                                            ------------------------------------
                                        Name:   Marianne D. Paine
                                              ----------------------------------
                                        Title:  Chief Legal Officer
                                               ---------------------------------

                              DISCLOSURE MATERIALS

None.

                                  SCHEDULE 5.3
                             (to Guaranty Agreement)

      SUBSIDIARIES OF THE PARENT COMPANY AND OWNERSHIP OF SUBSIDIARY SHARES

                                  (FLOW CHART)

ILLEGIBLE

                                  SCHEDULE 5.4
                             (to Guaranty Agreement)

                              FINANCIAL STATEMENTS

Annual Consolidated Financial Statements of HUB International Limited and its Subsidiaries for the fiscal year ended December 31, 2005

                                  SCHEDULE 5.5
                             (to Guaranty Agreement)